UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 12, 2012

First BanCorp.
__________________________________________
(Exact name of registrant as specified in its charter)

Puerto Rico	001-14793	66-0561882
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1519 Ponce de Leon Ave., PO Box 9146, San Juan, Puerto Rico		00908-0146
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	787-729-8041

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 4.01 Changes in Registrant's Certifying Accountant.

(a) On March 12, 2012, the Audit Committee of the Board of Directors (the "Audit Committee") of First BanCorp (the "Corporation"), approved the dismissal of PricewaterhouseCoopers LLP ("PwC") as the independent registered public accounting firm of the Corporation and its subsidiary bank, FirstBank Puerto Rico. PwC was notified on March 13, 2012.

The audit reports of PwC on the consolidated financial statements of the Corporation as of and for the years ended December 31, 2011 and 2010 did not contain any adverse opinion or disclaimer of opinion nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the two fiscal years ended December 31, 2011 and 2010, and the subsequent interim period through March 13, 2012, there were (i) no disagreements between the Corporation and PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreement, if not resolved to the satisfaction of PwC, would have caused PwC to make reference thereto in their reports on the consolidated financial statements for such years, and (ii) no "reportable events" as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

The Corporation provided PwC with a copy of this Form 8-K, and requested PwC to furnish it with a letter addressed to the U.S. Securities and Exchange Commission (the "Commission") stating whether it agrees with the above statements. A copy of such letter, dated March 16, 2012, is filed as Exhibit 16 to this Form 8-K.

(b) On March 12, 2012, the Audit Committee, following a competitive process undertaken by them, approved the selection of KPMG LLP ("KPMG") to serve as the Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2012. During the two fiscal years ended December 31, 2011 and 2010, and the subsequent interim period through March 12, 2012, other than as described below, the Corporation has not consulted with KPMG, regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Corporation’s consolidated financial statements, and neither a written report was provided to the Corporation nor oral advice was provided that KPMG concluded was an important factor considered by the Corporation in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a "disagreement," as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a "reportable event," as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

In February of 2011, the Corporation retained KPMG to consult with respect to the accounting treatment being given by the Corporation to a transaction in which the Corporation sold a series of loans to a joint venture and received a minority interest in the venture, and to assist in the documentation of all technical accounting aspects supporting the accounting position taken by the Corporation. KPMG provided oral advice to the Corporation as to the analysis it had made to conclude that the venture need not be consolidated, the derecognition of the transferred assets and the accounting for the equity interest. The Corporation also consulted with PwC on this matter. Both firms concurred with the Corporation’s accounting views. KPMG reviewed this current report on Form 8-K prior to the filing with the Commission and was provided an opportunity to furnish the Corporation with a letter addressed to the Commission containing any new information, clarification of the Corporation's expression of its views, or the respects in which it does not agree with the statements made by the Corporation in response to Item 304(a) of Regulation S-K. KPMG has elected not to furnish the Corporation with a letter addressed to the Commission.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No. - Description
16 - Letter from PricewaterhouseCoopers LLP, dated March 16, 2012, regarding change in independent registered public accounting firm.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First BanCorp.

March 16, 2012	By:	/s/ Orlando Berges

Name: Orlando Berges
Title: EVP and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

16	Letter from PricewaterhouseCoopers LLP, dated March 16, 2012, regarding change in independent registered public accounting firm